UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 12, 2019

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05 Costs Associated with Exit or Disposal Activities

In order to better capitalize on long-term growth opportunities, on February 12, 2019 Activision Blizzard, Inc. (the “Company”) committed the Company to a Board-authorized restructuring plan under which the Company plans to refocus its resources on its largest opportunities and to remove unnecessary levels of complexity and duplication from certain parts of the business. More specifically, the Company intends to:

•                  increase its investment in development for its largest, internally-owned franchises—across upfront releases, in-game content, mobile and geographic expansion;

•                  reduce certain non-development and administrative-related costs across its business; and

•                  integrate its global and regional sales and “go-to-market,” partnerships, and sponsorships capabilities across the business, which the Company believes will enable it to provide better opportunities for talent, and greater expertise and scale on behalf of its business units.

The Company expects to incur aggregate pre-tax restructuring charges of approximately $150 million in 2019, related to severance, including, in many cases, above legally required amounts (approximately 65% of the aggregate charge), facilities costs (approximately 20% of the aggregate charge), and asset write-downs and other costs (approximately 15% of the aggregate charge).  The Company expects the majority of these charges to be incurred in the first quarter of 2019, with most of the balance expected to be incurred in the remainder of 2019. The total pre-tax charge associated with the restructuring will be almost entirely in cash and the outlays are expected to be incurred throughout 2019.

Cautionary Note Regarding Forward-looking Statements: The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements, including, but not limited to, statements about the anticipated results of the restructuring plan and expectations regarding the amount and timing of anticipated pre-tax restructuring charges, and the assumptions upon which those statements are based. The Company generally uses words such as “expect,” “expects,” “plan,” “plans,” “intend,” “intends,” “intends as,” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risks, reflect management’s current expectations, estimates, and projections about the Company’s business, and are inherently uncertain and difficult to predict.  The Company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including the Company’s ability to achieve the anticipated operational efficiencies and other benefits of the restructuring plan. Such factors include, but are not limited to, the factors identified in “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017.  The forward-looking statements in this Current Report on Form 8-K are based on information available to the Company at this time and it assumes no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2019	ACTIVISION BLIZZARD, INC.

	By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer